Exhibit 99.1


                 Tesoro Reports Second Quarter Results


    SAN ANTONIO--(BUSINESS WIRE)--xx--Tesoro Petroleum Corporation (NYSE:TSO) today reported net income before special items of $14.0 million, or $0.22 per share, for the second quarter of 2003, excluding an after-tax charge of $21.0 million, or $0.33 per share, to write off the unamortized debt issuance costs of the company's previous credit facility. Including the write off, the company reported a net loss during the quarter of $7.0 million, or $0.11 per share, compared to a net loss of $17.9 million, or $0.28 per share, for the second quarter of 2002.
    For the first half of 2003, the company reported net income before special items of $40.1 million, or $0.62 per share, excluding after-tax charges of $26.7 million, or $0.41 per share, for the write off of the unamortized debt issuance costs of the company's previous credit facility along with charges primarily related to the company's early retirement and severance program costs. Including these charges, the company reported year-to-date net income of $13.4 million, or $0.21 per share, compared to a net loss of $73.5 million, or $1.30 per share, for the first six months of 2002.
    "Operationally, we are pleased with the results this quarter, given that industry refining margins were below first quarter and mid-cycle levels," said Bruce A. Smith, Chairman, President and CEO of Tesoro. "Although margins were better than the second quarter of 2002, industry refining margins for our operating areas averaged $9.48 per barrel, down $0.79 per barrel from the first quarter's average of $10.27 per barrel and below the five-year average for the second quarter of $10.30 per barrel. The challenges during the quarter included a crude oil market that was highly volatile and a narrowing discount on heavy crude oil causing downward pressure on our refining margin, compared to the margin we experienced during the first quarter."
    Operating income for the refining segment during the second quarter was $72.3 million compared to $109.2 million during the first quarter of 2003. Total refinery throughput averaged 497,200 barrels per day (bpd) during the second quarter compared to 464,500 bpd during the first quarter of 2003. "Although our overall throughput seasonally increased compared to the first quarter, total throughput was negatively impacted by a turnaround at our Alaska refinery, reduced throughput rates due to unplanned maintenance at our Golden Eagle plant, and reduced rates at our Hawaii refinery due to reduced jet fuel demand," stated Smith.
    Retail operations increased operating income during the quarter to $10.3 million compared to the first quarter operating loss of $8.1 million. "Our retail segment reported a strong improvement compared to the first quarter as marketing margins across the country showed marked improvement. During the quarter, retail also benefited from a lower cost structure," commented Smith.
    "During the quarter we repaid $171 million of debt. As of June 30, we had $129 million remaining on our $500 million goal. Debt reduction remains our top financial priority and with reasonable margins, we expect to continue to generate strong cash flow and reduce our debt," added Smith.

    Public Invited to Listen to Analyst Conference Call via Internet

    At 2 p.m. CDT today, Tesoro will broadcast, live, its conference call with analysts regarding second quarter 2003 results. Interested parties may listen to the live conference call over the Internet by logging on to Tesoro's Internet site at http://www.tesoropetroleum.com and clicking on the "What's New" section.
    Tesoro Petroleum Corporation, a Fortune 500 Company, is an independent refiner and marketer of petroleum products and provider of marine logistics services. Tesoro operates six refineries in the western United States with a combined capacity of nearly 560,000 barrels per day. Tesoro's retail-marketing system includes approximately 575 branded retail stations, of which over 200 are company operated under the Tesoro(R) and Mirastar(R) brands.

    This news release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements contain expectations with respect to the company's future cash flows, benefits from the new credit facility, improved profitability and debt reduction initiatives. Factors which may cause actual results to differ from those forward-looking statements include: changes in general economic conditions, worldwide political developments, the timing and extent of changes in demand for refined products, availability and cost of crude oil, other feedstocks or of refined products, the price differentials between light and heavy crude oils and light and heavy refined products, throughput and yield levels, disruptions due to equipment interruptions or failure at Company or third-party facilities and other factors beyond the Company's control. For more information concerning factors that could cause such a difference, see the company's annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which the Company becomes aware of, after the date hereof.


                     TESORO PETROLEUM CORPORATION
                 STATEMENT OF CONSOLIDATED OPERATIONS
                              (Unaudited)
                (In millions except per share amounts)

                           Three Months Ended       Six Months Ended
                                June 30,                 June 30,
                          ---------------------    -------------------
                            2003      2002 (a)      2003      2002 (a)
                          ---------   ---------    --------   --------
Revenues                 $ 2,116.4   $ 1,736.8    $4,402.5   $2,969.4
Costs and Expenses
  Costs of sales and
   operating expenses      1,979.6     1,663.7     4,110.7    2,895.6
  Selling, general and
   administrative
   expenses                   32.1        33.8        70.4       72.3
  Depreciation and
   amortization               36.7        29.5        73.7       54.7
  Loss on asset sales          0.9         0.1         1.1        0.3
                          ---------   ---------    --------   --------
Operating Income (Loss)       67.1         9.7       146.6      (53.5)
Interest and Financing
 Costs, Net of
 Capitalized Interest (b)    (78.6)      (41.6)     (125.8)     (71.9)
Interest Income                0.4         2.1         0.6        2.8
                          ---------   ---------    --------   --------
  Earnings (Loss) Before
   Income Taxes              (11.1)      (29.8)       21.4     (122.6)
Income Tax Provision
 (Benefit)                    (4.1)      (11.9)        8.0      (49.1)
                          ---------   ---------    --------   --------
  Net Earnings (Loss)    $    (7.0)  $   (17.9)   $   13.4   $  (73.5)
                          =========   =========    ========   ========
Net Earnings (Loss) Per
 Share
  Basic                  $   (0.11)  $   (0.28)   $   0.21   $  (1.30)
                          =========   =========    ========   ========
  Diluted                $   (0.11)  $   (0.28)   $   0.21   $  (1.30)
                          =========   =========    ========   ========

Weighted Average Common
 Shares
  Basic                       64.6        64.6        64.6       56.4
                          =========   =========    ========   ========
  Diluted (c)                 64.6        64.6        64.8       56.4
                          =========   =========    ========   ========


Note: Results include the California refinery operations acquired in May 2002 and interest expense for the related financing.

(a) Certain reclassifications were made to prior period amounts to conform to current presentation, principally to reclassify amortization of major maintenance turnaround costs from operating expenses to depreciation and amortization and to net purchases and sales considered to be energy trading contracts.

(b) During the three months ended June 30, 2003 the Company wrote-off approximately $33.3 million of unamortized debt issue costs related to voluntary prepayments of debt and the replacement of the Company's previous credit facility with a new credit agreement and term debt. During the three months and six months ended June 30, 2002 the Company recorded charges of $3.5 million and $12.6 million, respectively, for financing costs related to the acquisition of the California refinery.

(c) The assumed conversion of common stock equivalents produced anti-dilutive results for the three months ended June 30, 2003 and the three months and six months ended June 30, 2002 and therefore was not included in the dilutive calculations.

            NET EARNINGS (LOSS) ADJUSTED FOR SPECIAL ITEMS
                              (Unaudited)
                (In millions except per share amounts)

                            Three Months Ended      Six Months Ended
                                 June 30,                  June 30,
                            -------------------    -------------------
                             2003       2002        2003       2002
                            --------   --------    --------   --------
Net Earnings (Loss) - U.S.
 GAAP                      $   (7.0)  $  (17.9)   $   13.4   $  (73.5)
Special Items, Aftertax:
  Write-off of unamortized
   debt issue costs (b)        21.0        2.1        21.0        7.6
  Severance  and other
   costs (d)                      -          -         5.7          -
                            --------   --------    --------   --------
Net Earnings (Loss)
 Adjusted for Special Items$   14.0   $  (15.8)   $   40.1   $  (65.9)
                            ========   ========    ========   ========

Net Earnings (Loss) Per
 Share - U.S. GAAP         $  (0.11)  $  (0.28)   $   0.21   $  (1.30)
Special Items Per Share,
 Aftertax:
  Write-off of unamortized
   debt issue costs (b)        0.33       0.03        0.32       0.13
  Severance  and other
   costs (d)                      -          -        0.09          -
                            --------   --------    --------   --------
Net Earnings (Loss) Per
 Share Adjusted for Special
 Items                     $   0.22   $  (0.25)   $   0.62   $  (1.17)
                            ========   ========    ========   ========


Note: The special items present information that the Company believes is useful to investors, relating to the debt refinancing in the second quarter of 2003 and restructuring costs in the first quarter of 2003. Comparable information is provided, relating to acquisition financing in 2002. The Company believes that the special items described above are not indicative of its core operations.



                     TESORO PETROLEUM CORPORATION
                    SELECTED OPERATING SEGMENT DATA
                              (Unaudited)
                             (In millions)


                             Three Months Ended     Six Months Ended
                                  June 30,              June 30,
                             -------------------   ------------------
                              2003      2002 (a)    2003     2002 (a)
                             --------   --------   -------   --------
Operating Income (Loss)
 Refining                   $   72.3  $    36.9  $  181.5  $     1.1
 Retail                         10.3       (7.4)      2.2      (17.0)
 Other                           1.7        0.1       2.8        0.6
                             --------   --------   -------   --------
    Total Segment Operating
     Income (Loss)              84.3       29.6     186.5      (15.3)
 Corporate and Unallocated
  Costs (d)                    (16.3)     (19.8)    (38.8)     (37.9)
 Loss on asset sales            (0.9)      (0.1)     (1.1)      (0.3)
                             --------   --------   -------   --------
    Operating Income (Loss)     67.1        9.7     146.6      (53.5)
Interest and Financing
 Costs, Net of Capitalized
 Interest (b)                  (78.6)     (41.6)   (125.8)     (71.9)
Interest Income                  0.4        2.1       0.6        2.8
                             --------   --------   -------   --------
    Earnings (Loss) Before
     Income Taxes           $  (11.1) $   (29.8) $   21.4  $  (122.6)
                             ========   ========   =======   ========

Depreciation and
 Amortization
 Refining                   $   29.6  $    23.4  $   59.4  $    43.8
 Retail                          5.0        3.9      10.0        7.3
 Other                           0.7        0.8       1.4        1.5
 Corporate                       1.4        1.4       2.9        2.1
                             --------   --------   -------   --------
    Depreciation and
     Amortization           $   36.7  $    29.5  $   73.7  $    54.7
                             ========   ========   =======   ========

Capital Expenditures
 Refining                   $   15.4  $    27.0  $   42.4  $    63.3
 Retail                          0.1       15.3       0.3       25.4
 Other                           0.1        0.9       0.4        2.1
 Corporate                       0.3        0.6       0.5        5.6
                             --------   --------   -------   --------
    Capital Expenditures    $   15.9  $    43.8  $   43.6  $    96.4
                             ========   ========   =======   ========


(d) Corporate and unallocated costs for the six months ended June 30, 2003 include $4.7 million in reorganization costs, primarily a non-cash charge for voluntary early retirement benefits and severance payments. An additional $4.3 million of reorganization costs were charged to the operating segments, including $2.6 million in Refining, $1.3 million in Retail and $0.4 million in Other.

                          BALANCE SHEET DATA
                              (Unaudited)
                         (Dollars in millions)

                                         June 30,       December 31,
                                          2003              2002
                                       ------------     --------------
Total Assets                          $    3,609.9     $      3,758.8
Total Debt                            $    1,734.8     $      1,976.7
Total Stockholders' Equity            $      901.0     $        887.6
Total Debt to Capitalization Ratio              66%                69%




                     TESORO PETROLEUM CORPORATION
                            OPERATING DATA
                              (Unaudited)

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               ------------------  ------------------
                                2003     2002 (a)   2003     2002 (a)
                               -------   --------  -------   --------
REFINING SEGMENT
 Total Refining Segment
  Throughput (thousand
   barrels per day)
   Heavy crude                  290.9      193.9    286.9      153.8
   Light crude                  189.1      216.0    178.4      205.6
   Other feedstocks              17.2       22.9     15.6       14.2
                               -------   --------  -------   --------
         Total Throughput       497.2      432.8    480.9      373.6
                               =======   ========  =======   ========

 Yield (thousand barrels per day)
   Gasoline and gasoline
    blendstocks                 247.5      204.1    238.7      161.3
   Jet fuel                      55.5       69.3     56.0       65.7
   Diesel fuel                  107.3       76.8    102.5       64.9
   Heavy oils, residual
    products, internally
    produced fuel and other     104.5       97.4    102.3       91.6
                               -------   --------  -------   --------
         Total Yield            514.8      447.6    499.5      383.5
                               =======   ========  =======   ========

 Refining Margin ($/throughput bbl) (e)
   Gross                      $  5.92  $    4.60  $  6.40  $    3.73
   Manufacturing cost before
    depreciation and
    amortization (f)          $  2.80  $    2.17  $  2.85  $    2.18

 Segment Operating Income ($ millions)
   Gross refining margin
    (after inventory changes)
    (g)                       $ 267.7  $   176.7  $ 562.5  $   256.8
   Expenses (h)
    Manufacturing costs         126.5       85.4    247.8      147.7
    Other operating expenses     32.5       24.2     58.9       48.0
    Selling, general and
     administrative               6.8        6.8     14.9       16.2
    Depreciation and
     amortization (i)            29.6       23.4     59.4       43.8
                               -------   --------  -------   --------
      Segment Operating
       Income                 $  72.3  $    36.9  $ 181.5  $     1.1
                               =======   ========  =======   ========

 Product Sales (thousand barrels per day) (j)
   Gasoline and gasoline
    blendstocks                 291.7      254.3    280.9      231.3
   Jet fuel                      79.2       95.7     83.2       91.9
   Diesel fuel                  131.5       99.7    127.5       97.6
   Heavy oils, residual
    products and other           76.9       74.3     69.9       66.9
                               -------   --------  -------   --------
         Total Product Sales    579.3      524.0    561.5      487.7
                               =======   ========  =======   ========

 Product Sales Margin ($/barrel) (j)
   Average sales price        $ 37.00  $   32.47  $ 39.69  $   29.54
   Average costs of sales       32.01      28.78    34.22      26.65
                               -------   --------  -------   --------
  Product Sales Margin        $  4.99  $    3.69  $  5.47  $    2.89
                               =======   ========  =======   ========


(e) Management uses gross refining margin per barrel to compare profitability to other companies in the industry. Gross refining margin per barrel is calculated by dividing gross refining margin by total refining throughput. Gross refining margin per barrel may not be comparable to similarly titled measures used by other entities.

(f) Management uses manufacturing costs per barrel to evaluate the efficiency of refinery operations. Manufacturing costs per barrel may not be comparable to similarly titled measures used by other entities.

(g) Gross refining margin is revenues less cost of refining feedstock. Approximates total Refining segment throughput times gross refining margin per barrel, adjusted for changes in refined product inventory due to selling a volume and mix of product that is different than actual volumes manufactured. Also includes the effect of intersegment sales to the Retail segment at prices which approximate market.

(h) Includes $2.6 million for voluntary early retirement benefits and severance payments during the six months ended June 30, 2003.

(i) Includes manufacturing depreciation and amortization per throughput barrel of approximately $0.58 and $0.56 for the three months ended June 30, 2003 and 2002, respectively, and $0.60 and $0.56 for the six months ended June 30, 2003 and 2002, respectively.

(j) Sources of total product sales include products manufactured at the refineries, products drawn from inventory balances and products purchased from third parties. Total product sales margin included margins on sales of manufactured and purchased products and the effects of inventory changes.



                     TESORO PETROLEUM CORPORATION
                            OPERATING DATA
                             (Unaudited)


                                 Three Months Ended  Six Months Ended
                                      June 30,           June 30,
                                 ------------------  -----------------
                                  2003       2002     2003      2002
                                 --------   -------  --------   ------
Refining By Region

  California (k)
   Throughput (thousand barrels per day)
     Heavy crude                   150.7      50.3     150.3     25.3
     Light crude                       -         -       1.9        -
     Other feedstocks                8.2       9.9       6.2      5.0
                                 --------   -------  --------   ------
           Total Throughput        158.9      60.2     158.4     30.3
                                 ========   =======  ========   ======

   Yield (thousand barrels per day)
     Gasoline and gasoline
      blendstocks                  100.8      43.2     100.9     21.7
     Diesel fuel                    39.3       7.7      39.5      3.9
     Heavy oils, residual
      products, internally
      produced fuel and other       27.4      13.6      27.4      6.8
                                 --------   -------  --------   ------
           Total Yield             167.5      64.5     167.8     32.4
                                 ========   =======  ========   ======

   Refining Margin ($/throughput bbl)
     Gross                      $   9.08   $  7.76  $   9.81   $ 7.76
     Manufacturing cost before
      depreciation and
      amortization              $   4.58   $  4.67  $   4.43   $ 4.67

  Pacific Northwest (Alaska & Washington)
   Throughput (thousand barrels per day)
     Heavy crude                    87.8      86.4      83.7     70.1
     Light crude                    71.2      81.8      67.1     80.8
     Other feedstocks                5.2       8.4       6.2      5.1
                                 --------   -------  --------   ------
           Total Throughput        164.2     176.6     157.0    156.0
                                 ========   =======  ========   ======

   Yield (thousand barrels per day)
     Gasoline and gasoline
      blendstocks                   75.1      80.5      70.7     63.5
     Jet fuel                       24.6      30.5      24.8     28.7
     Diesel fuel                    26.6      27.5      24.8     22.0
     Heavy oils, residual
      products, internally
      produced fuel and other       42.9      43.7      41.9     45.4
                                 --------   -------  --------   ------
           Total Yield             169.2     182.2     162.2    159.6
                                 ========   =======  ========   ======

   Refining Margin ($/throughput bbl)
     Gross                      $   4.93   $  4.67  $   5.53   $ 3.72
     Manufacturing cost before
      depreciation and
      amortization              $   1.99   $  1.83  $   2.21   $ 2.16

  Mid-Pacific (Hawaii)
   Throughput (thousand barrels per day)
     Heavy crude                    52.4      57.2      52.9     58.4
     Light crude                    23.3      31.3      22.6     26.8
                                 --------   -------  --------   ------
           Total Throughput         75.7      88.5      75.5     85.2
                                 ========   =======  ========   ======

   Yield (thousand barrels per day)
     Gasoline and gasoline
      blendstocks                   17.5      21.0      17.6     20.6
     Jet fuel                       22.2      29.2      22.8     27.2
     Diesel fuel                    14.2      12.2      13.4     11.8
     Heavy oils, residual
      products, internally
      produced fuel and other       22.7      27.1      22.8     26.8
                                 --------   -------  --------   ------
           Total Yield              76.6      89.5      76.6     86.4
                                 ========   =======  ========   ======

   Refining Margin ($/throughput bbl)
     Gross                      $   2.21   $  2.15  $   2.68   $ 2.53
     Manufacturing cost before
      depreciation and
      amortization              $   1.42   $  1.34  $   1.41   $ 1.38


(k) Volumes for 2002 include amounts for the California operations since acquisition on May 17, 2002 averaged over the periods presented. Throughput and yield averaged over the 45 days of operation were 121,800 bpd and 130,400 bpd, respectively. The California refinery's throughput and yield levels during 2002 were reduced during a scheduled turnaround in the 2002 second quarter.


                     TESORO PETROLEUM CORPORATION
                            OPERATING DATA
                              (Unaudited)

                                 Three Months Ended   Six Months Ended
                                      June 30,            June 30,
                                 ------------------   ----------------
                                  2003       2002      2003     2002
                                 --------   -------   -------   ------
Mid-Continent (North Dakota &
 Utah)
  Throughput (thousand barrels
   per day)
    Light crude                     94.6     102.9      86.8     98.0
    Other feedstocks                 3.8       4.6       3.2      4.1
                                 --------   -------   -------   ------
          Total Throughput          98.4     107.5      90.0    102.1
                                 ========   =======   =======   ======

  Yield (thousand barrels per day)
    Gasoline and gasoline
     blendstocks                    54.1      59.4      49.5     55.5
    Jet fuel                         8.7       9.6       8.4      9.8
    Diesel fuel                     27.2      29.4      24.8     27.2
    Heavy oils, residual
     products, internally
     produced fuel and other        11.5      13.0      10.2     12.6
                                 --------   -------   -------   ------
          Total Yield              101.5     111.4      92.9    105.1
                                 ========   =======   =======   ======

  Refining Margin ($/throughput bbl)
    Gross                       $   5.29   $  4.68   $  5.03   $ 3.55
    Manufacturing cost before
     depreciation and
     amortization               $   2.31   $  2.00   $  2.38   $ 2.16



                     TESORO PETROLEUM CORPORATION
                            OPERATING DATA
                              (Unaudited)


                                 Three Months Ended  Six Months Ended
                                       June 30,           June 30,
                                 ------------------  ----------------
                                  2003      2002      2003     2002
                                 --------  --------  -------  -------
RETAIL SEGMENT
 Number of Stations (end of
  period)
  Company-operated (l)               228       292      228      292
  Branded jobber/dealer              345       451      345      451
                                 --------  --------  -------  -------
   Total Stations                    573       743      573      743
                                 ========  ========  =======  =======
 Average Stations (during
  period)
  Company-operated (l)               229       250      230      234
  Branded jobber/dealer              349       459      354      462
                                 --------  --------  -------  -------
    Total Average Retail
     Stations                        578       709      584      696
                                 ========  ========  =======  =======

 Fuel Sales (millions of
  gallons)
  Company-operated (l)              79.6     103.9    156.7    182.2
  Branded jobber/dealer             70.6      98.4    137.2    192.6
                                 --------  --------  -------  -------
    Total Fuel Sales               150.2     202.3    293.9    374.8
                                 ========  ========  =======  =======

 Fuel Margin ($/gallon) (m)     $   0.21  $   0.10  $  0.16  $  0.09
 Merchandise Sales ($ millions) $   29.6  $   31.7  $  54.5  $  53.9
 Merchandise Margin
  ($ millions)                  $    8.0  $    8.3  $  14.2  $  14.0
 Merchandise Margin %                 27%       26%      26%      26%

 Segment Operating Income
  (Loss) ($ millions)
   Gross Margins
    Fuel (n)                    $   31.8  $   19.3  $  48.2  $  35.6
    Merchandise and other non-
     fuel margin                     9.1       9.9     16.4     16.9
                                 --------  --------  -------  -------
     Total gross margins            40.9      29.2     64.6     52.5
   Expenses (o)
    Operating expenses              17.0      25.0     35.4     43.4
    Selling, general and
     administrative                  8.6       7.7     17.0     18.8
    Depreciation and
     amortization                    5.0       3.9     10.0      7.3
                                 --------  --------  -------  -------
     Segment Operating Income
      (Loss)                    $   10.3  $   (7.4) $   2.2  $ (17.0)
                                 ========  ========  =======  =======

(l) In December 2002, the Company sold 70 company-operated stations that were acquired with the California refinery.

(m) Fuel margin per gallon is calculated by dividing fuel gross margin by fuel sales volumes. Fuel margin per gallon may not be comparable to similarly titled measures used by other entities. Management uses fuel margin per gallon calculations to compare profitability to other companies in the industry.

(n) Includes the effect of intersegment purchases from the Refining segment at prices which approximate market.

(o) Includes $1.3 million for voluntary early retirement benefits and severance payments during the six months ended June 30, 2003.



    CONTACT: Tesoro Petroleum Corporation, San Antonio
             Investors:
             John Robertson, 210-283-2687
             or
             Media:
             Tara Ford, 210-283-2676